Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES FIRST QUARTER RESULTS

- Revenues Increased 39.6% to $69.9 Million in the First Quarter of 2024

- American Place Casino Celebrates Its First Anniversary With Strong Performance Gains

- Chamonix Casino Hotel Continued Its Phased Opening, With Its Remaining Hotel Rooms
Brought Online During the First Quarter, While Its High-End Steakhouse, 980 Prime, Opened in April

Las Vegas – May 8, 2024 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the first quarter ended March 31, 2024.

On a consolidated basis, revenues in the first quarter of 2024 were $69.9 million, a 39.6% increase from $50.1 million in the prior-year period. These results reflect the continued ramp-up of operations at American Place, which opened in mid-February 2023, and the phased opening of Chamonix Casino Hotel, beginning in late-December 2023. Net loss for the first quarter of 2024 was $11.3 million, or $(0.33) per diluted common share, which includes $1.7 million of preopening costs, as well as depreciation and amortization charges related to our new American Place and Chamonix facilities of $5.5 million and $3.7 million, respectively. In the prior-year period, net loss was $11.4 million, or $(0.33) per diluted common share, reflecting $10.5 million of preopening and development costs. Adjusted EBITDA(a) rose 22.6% in the first quarter of 2024 to $12.4 million from $10.1 million in the prior-year period, reflecting strong growth from American Place, partially offset by the adverse effects of heavy snowfall in several of our markets.

“We had a strong quarter of growth, led by American Place,” said Daniel R. Lee, President and Chief Executive Officer of Full House Resorts. “Typical of most new casino openings, American Place has continued to improve its operations since its opening just over a year ago. During the first quarter, quarterly revenues at American Place rose to their highest yet – $25.8 million. Similarly, Adjusted Property EBITDA rose to $7.4 million. As reported by the Illinois Gaming Board, monthly revenues at American Place reached a new record in December 2023, only to then exceed that record in February 2024 and again in March 2024. March was the first month with full year-over-year comparisons, and gaming revenues in that month rose 34% compared to March 2023. The strong first quarter results were assisted by the opening of our high-end restaurant, North Shore Steaks & Seafood, which opened on February 14, 2024. We look forward to continued growth at American Place as its database continues to grow and operations continue to season.

“We believe that American Place provides a reasonable case study for how Chamonix should perform in the nearer-term,” continued Mr. Lee, “modestly at first, with meaningful improvement in revenues and profitability as we progress through years one and two. Similar to American Place, we elected to open Chamonix in phases, beginning with Chamonix’s casino, meeting space, and approximately one-third of its guestrooms in late-December. The remainder of Chamonix’s 300 guestrooms came online gradually during the first quarter. Our high-end steakhouse, 980 Prime by Barry Dakake, began welcoming its first guests on April 19; our pool and spa should begin operations before Memorial Day weekend. We believe Chamonix is far superior to the other casinos in Cripple Creek, and its guestrooms and amenities rival those of Colorado destinations such as Aspen and Vail. Driven by the new casino, revenues from our Colorado operations have more than doubled amounts seen in 2023, but we expect significantly more growth in the future. As Chamonix’s full breadth of amenities come online, operations continue to season, and its customer database expands, revenue and profitability should follow. The early seeds for Chamonix’s success are there, which give us increased confidence in the longer-term success of our Colorado investment.”

First Quarter Highlights

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and American Place. Revenues for the segment were $54.6 million in the first quarter of 2024, a 33.9% increase from $40.8 million in the prior-year period. Adjusted Segment EBITDA rose to $12.7 million, an 18.7% increase from $10.7 million in the prior-year period. These results reflect the February 17, 2023 opening of American Place, our casino located in Waukegan, Illinois. In the first quarter of 2024, American Place generated $25.8 million of revenue and $7.4 million of Adjusted Property EBITDA, or increases of 147.7% and 106.6%, respectively, compared to the first quarter of 2023. Additionally, results include Rising Star’s sale of “free play,” which resulted in $2.1 million of revenue and income in the first quarters of both 2023 and 2024.
●	West. This segment includes Grand Lodge Casino (located within the Hyatt Regency Lake Tahoe resort in Incline Village), Stockman’s Casino, Bronco Billy’s Casino, and Chamonix Casino Hotel, which began its phased opening on December 27, 2023. Bronco Billy’s and Chamonix are two integrated and adjoining casinos, and are operated by our management team in Colorado as a single entity. Revenues for the segment rose 60.4% to $13.0 million in the first quarter of 2024, versus $8.1 million in the prior-year period. Adjusted Segment EBITDA of $(0.1) million in the first quarter of 2024 compares to $0.1 million in the prior-year period. Current-period results reflect the phased opening of Chamonix Casino Hotel, which includes elevated expenses that are expected to normalize in future periods, such as the training of new employees and additional marketing costs expected to benefit future operations. Results in the current period also reflect significant snowfall over several weekends, when guest traffic at our casinos is typically strongest, and the loss of electrical power to the entire city of Cripple Creek for three days.

●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues and Adjusted Segment EBITDA in the first quarter of 2024 were $2.3 million and $1.9 million, respectively. These results reflect the contractual launch of our permitted Illinois sports skin in August 2023, as well as a provision for credit losses on sports wagering receivables of $0.3 million, which adversely affected Adjusted Segment EBITDA. For the first quarter of 2023, both revenues and Adjusted Segment EBITDA were $1.2 million.

Liquidity and Capital Resources

As of March 31, 2024, we had $46.3 million in cash and cash equivalents, including $20.6 million of cash reserved under our bond indentures to complete the construction of Chamonix. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which became callable at specified premiums in February 2024, and $27.0 million outstanding under our revolving credit facility.

Conference Call Information

We will host a conference call for investors today, May 8, 2024, at 4:30 p.m. ET (1:30 p.m. PT) to discuss our 2024 first quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (201) 689-8470.

A replay of the conference call will be available shortly after the conclusion of the call through May 22, 2024. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 13746178.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our condensed consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, certain impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Same-store Adjusted Segment EBITDA. Same-store Adjusted Segment EBITDA is Adjusted Segment EBITDA further adjusted to exclude the Adjusted Property EBITDA of properties that have not been in operation for a full year. Adjusted Property EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, certain impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each property.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenues
Casino	$51,673	$35,987
Food and beverage	9,769	7,660
Hotel	2,852	2,144
Other operations, including contracted sports wagering	5,630	4,315
	69,924	50,106
Operating costs and expenses
Casino	20,575	13,344
Food and beverage	9,760	7,455
Hotel	2,163	1,219
Other operations	791	482
Selling, general and administrative	24,935	18,229
Project development costs	—	7
Preopening costs	1,663	10,497
Depreciation and amortization	10,625	5,859
Loss on disposal of assets	18	—
	70,530	57,092
Operating loss	(606)	(6,986)
Other (expense) income
Interest expense, net	(10,250)	(4,819)
Gain on insurance settlement	—	355
	(10,250)	(4,464)
Loss before income taxes	(10,856)	(11,450)
Income tax provision (benefit)	416	(35)
Net loss	$(11,272)	$(11,415)

Basic loss per share	$(0.33)	$(0.33)
Diluted loss per share	$(0.33)	$(0.33)

Basic weighted average number of common shares outstanding	34,590	34,410
Diluted weighted average number of common shares outstanding	34,590	34,410

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues
Midwest & South	$54,632	$40,802
West	13,032	8,124
Contracted Sports Wagering	2,260	1,180
	$69,924	$50,106
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$12,682	$10,687
West	(133)	56
Contracted Sports Wagering	1,935	1,161
Adjusted Segment EBITDA	14,484	11,904
Corporate	(2,075)	(1,779)
Adjusted EBITDA	$12,409	$10,125

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Same-store Revenues and Adjusted Segment EBITDA

(In thousands, Unaudited)

	Three Months Ended
	March 31,		Increase /
Reporting segments	2024	2023	(Decrease)
Midwest & South
Midwest & South same-store total revenues(1)	$28,824	$30,382	(5.1)%
American Place	25,808	10,420	147.7%
Midwest & South total revenues	$54,632	$40,802	33.9%

Midwest & South same-store Adjusted Segment EBITDA(1)	$5,301	$7,114	(25.5)%
American Place	7,381	3,573	106.6%
Midwest & South Adjusted Segment EBITDA	$12,682	$10,687	18.7%

Contracted Sports Wagering
Contracted Sports Wagering same-store total revenues(2)	$825	$1,180	(30.1)%
Illinois	1,435	—	N.M.
Contracted Sports Wagering total revenues	$2,260	$1,180	91.5%

Contracted Sports Wagering same-store Adjusted Segment EBITDA(2)	$546	$1,161	(53.0)%
Illinois	1,389	—	N.M.
Contracted Sports Wagering Adjusted Segment EBITDA	$1,935	$1,161	66.7%

__________

N.M. Not meaningful.

(1)	Same-store operations exclude results from American Place, which opened on February 17, 2023.
(2)	Same-store operations exclude results from Illinois, which contractually commenced on August 15, 2023.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Loss and Operating Loss to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net loss	$(11,272)	$(11,415)
Income tax expense (benefit)	416	(35)
Interest expense, net	10,250	4,819
Gain on insurance settlement	—	(355)
Operating loss	(606)	(6,986)
Project development costs	—	7
Preopening costs	1,663	10,497
Depreciation and amortization	10,625	5,859
Loss on disposal of assets	18	—
Stock-based compensation	709	748
Adjusted EBITDA	$12,409	$10,125

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended March 31, 2024
						Adjusted
						Segment
	Operating	Depreciation	Loss on		Stock-	EBITDA and
	Income	and	Disposal	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$5,809	$6,736	$18	$119	$—	$12,682
West	(5,536)	3,859	—	1,544	—	(133)
Contracted Sports Wagering	1,935	—	—	—	—	1,935
	2,208	10,595	18	1,663	—	14,484
Other operations
Corporate	(2,814)	30	—	—	709	(2,075)
	$(606)	$10,625	$18	$1,663	$709	$12,409

Three Months Ended March 31, 2023
						Adjusted
						Segment
	Operating	Depreciation	Project		Stock-	EBITDA and
	Income	and	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$(4,666)	$5,256	$—	$10,097	$—	$10,687
West	(916)	572	—	400	—	56
Contracted Sports Wagering	1,161	—	—	—	—	1,161
	(4,421)	5,828	—	10,497	—	11,904
Other operations
Corporate	(2,565)	31	7	—	748	(1,779)
	$(6,986)	$5,859	$7	$10,497	$748	$10,125

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include those regarding our expected construction budgets, estimated commencement and completion dates, expected amenities, and our expected operational performance for Chamonix and American Place; and our expectations regarding the operation and performance of our additional properties and segments. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay our substantial indebtedness; our ability to finance the construction of the permanent American Place facility; inflation and its potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; our ability to complete the amenities at Chamonix; our ability to complete construction at American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including American Place; construction risks, disputes and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com